Exhibit 10.8

TERRITORIAL SAVINGS BANK

FIRST AMENDMENT TO

AMENDED AND RESTATED

SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT

FOR ALLAN S. KITAGAWA

WHEREAS, Territorial Savings Bank (the “Bank”) has entered into an amended and restated supplemental employee retirement agreement (the “SERP”) with Allan S. Kitagawa (the “Executive”) as of October 29, 2008; and

WHEREAS, in connection with conversion of the Bank from a federally chartered stock savings bank to a Hawaii-chartered savings bank, the parties to the SERP wish to amend the SERP, effective June 25, 2014, in order to update the definition of “change in control” with the appropriate regulatory cross-reference; and

WHEREAS, pursuant to Section 8.1 of the SERP, the Bank may amend the SERP at any time.

NOW THEREFORE, the SERP is hereby amended as follows:

1.                        Section 1.3(a) of the SERP is hereby amended to read as follows:

(a)  There occurs a change in control of the Bank within the meaning of the Home Owners Loan Act of 1933, as applied to the Bank (at 12 C.F.R. Part 174) (or any successor regulation), as if it were a federally chartered institution.

IN WITNESS WHEREOF, the Bank and the Executive have adopted this Amendment, on the date set forth below.

TERRITORIAL SAVINGS BANK

9/24/14	By	/s/ Kirk Caldwell
Date	Its	Compensation Committee Chairman

EXECUTIVE

9/24/14	/s/ Allan S. Kitagawa
Date	Allan S. Kitagawa